Exhibit 99.1

Neal A. Fuller, EVP & CFO AMERISAFE 337.463.9052

AMERISAFE ANNOUNCES 2019 FIRST QUARTER RESULTS

Reports Combined Ratio of 84.0%

DeRidder, LA – May 1, 2019 - AMERISAFE, Inc. (Nasdaq: AMSF), a specialty provider of workers’ compensation insurance focused on high hazard industries, today announced results for the first quarter ended March 31, 2019.

	Three Months Ended
	March 31,
	2019	2018	% Change
	(in thousands, except per share data)
Net premiums earned	$84,948	$87,310	-2.7%
Net investment income	8,015	7,209	11.2%
Net realized gains (losses) on investments, pretax	59	(31)	NM
Net income	19,400	16,169	20.0%
Diluted earnings per share	$1.01	$0.84	20.2%
Operating net income	17,649	16,502	7.0%
Operating earnings per share	$0.91	$0.86	5.8%
Book value per share	$22.33	$22.43	-0.4%
Net combined ratio	84.0%	85.6%
Return on average equity	18.5%	15.1%

G. Janelle Frost, President and Chief Executive Officer, said, “We are pleased with the first quarter results. A return on equity of 18.5% and a combined ratio of 84.0% resulted from AMERISAFE’s methodical approach to a prolonged soft cycle in workers’ compensation insurance. Continued declines in underlying loss costs kept insurers highly competitive, while payroll growth benefited revenue in the quarter.”

INSURANCE RESULTS

	Three Months Ended
	March 31,
	2019	2018	% Change
	(in thousands)
Gross premiums written	$93,107	$97,342	-4.4%

Net premiums earned	84,948	87,310	-2.7%
Loss and loss adjustment expenses incurred	49,614	53,162	-6.7%
Underwriting and certain other operating costs, commissions, salaries and benefits	20,667	20,266	2.0%
Policyholder dividends	1,100	1,333	-17.5%

Underwriting profit (pre-tax)	$13,567	$12,549	8.1%

Insurance Ratios:
Current accident year loss ratio	72.5%	71.5%
Prior accident year loss ratio	-14.1%	-10.6%

Net loss ratio	58.4%	60.9%
Net underwriting expense ratio	24.3%	23.2%
Net dividend ratio	1.3%	1.5%

Net combined ratio	84.0%	85.6%

•

Gross premiums written in the first quarter of 2019 decreased by $4.2 million, or 4.4%, compared with the first quarter of 2018, driven by voluntary premiums which were 5.7% lower than the first quarter of 2018.

•

Payroll audits and related premium adjustments increased premiums written by $4.5 million in the first quarter of 2019, compared to an increase in premiums written of $3.3 million in the first quarter of 2018.

•

The current accident year loss ratio for the first quarter was 72.5%, an increase of 1.0 percentage point from the 71.5% ratio for accident year 2018. During the quarter, the Company experienced favorable net loss development for prior accident years, which reduced loss and loss adjustment expenses by $12.0 million, attributable primarily to accident years 2016, 2015, 2014 and 2012.

•

For the quarter ended March 31, 2019, the underwriting expense ratio was 24.3% compared with 23.2% in the same quarter in 2018. The increase in the ratio was primarily due to a decrease in net earned premium and due to higher estimates of variable share price based incentive compensation costs compared with the first quarter of 2018.

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•

The effective tax rate for the quarter ended March 31, 2019 was 18.5% compared with 16.7% for the first quarter of 2018. The increase is largely due to a higher proportion of underwriting income relative to municipal bond investment income compared with last year’s first quarter.

INVESTMENT RESULTS

	Three Months Ended
	March 31,
	2019	2018	% Change
	(in thousands)
Net investment income	$8,015	$7,209	11.2%
Net realized gains (losses) on investments (pre-tax)	59	(31)	NM
Net unrealized gains (losses) on equity securities (pre-tax)	2,158	(390)	NM
Pre-tax investment yield	2.7%	2.4%
Tax-equivalent yield (1)	3.1%	2.9%

(1)	The tax equivalent yield is calculated using the effective interest rate and the appropriate marginal tax rate.

•	Net investment income for the quarter ended March 31, 2019, increased 11.2% to $8.0 million from $7.2 million in the first quarter of 2018, due to higher investment yields on fixed-income securities.

•	Net unrealized gains on equity investments were $2.2 million for the first quarter of 2019, which increased overall net income by $0.09 per share.

•	As of March 31, 2019, the carrying value of AMERISAFE’s investment portfolio, including cash and cash equivalents, was $1.2 billion.

CAPITAL MANAGEMENT

During the first quarter of 2019, the company paid a regular quarterly cash dividend of $0.25 per share on March 22, 2019 which represented a 14% increase in the quarterly dividend compared with 2018. On April 29, 2019 the Company’s Board of Directors declared a quarterly cash dividend of $0.25 per share, payable on June 21, 2019 to shareholders of record as of June 7, 2019.

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Book value per share at March 31, 2019 was $22.33, an increase of 5.0% from $21.26 at December 31, 2018.

SUPPLEMENTAL INFORMATION

	Three Months Ended
	March 31,
	2019	2018
Net income	$19,400	$16,169
Less:
Net realized gains (losses) on investments	59	(31)
Net unrealized gains (losses) on equity securities	2,158	(390)
Tax effect (1)	(466)	88

Operating net income (2)	$17,649	$16,502

Average shareholders’ equity (3)	$420,084	$428,746
Less:
Average accumulated other comprehensive income	2,065	688

Average adjusted shareholders’ equity	$418,019	$428,058

Diluted weighted average common shares	19,298,036	19,262,237
Return on average equity (4)	18.5%	15.1%
Operating return on average adjusted equity (2)	16.9%	15.4%
Diluted earnings per share	$1.01	$0.84
Operating earnings per share (2)	$0.91	$0.86

(1)	The tax effect of net realized losses on investments and net unrealized gains (losses) on equity securities is calculated with an effective tax rate of 21%.
(2)

Operating net income, operating return on average adjusted equity and operating earnings per share are non-GAAP financial measures. Management believes that investors’ understanding of core operating performance is enhanced by AMERISAFE’s disclosure of these financial measures.

(3)	Average shareholders’ equity is calculated by taking the average of the beginning and ending shareholders’ equity.
(4)	Return on average equity is calculated by dividing the annualized net income by the average shareholders’ equity.

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CONFERENCE CALL INFORMATION

AMERISAFE has scheduled a conference call for May 2, 2019, at 10:30 a.m. Eastern Time to discuss the results for the quarter. To participate in the conference call dial 877-225-7695 (Domestic) or 720-545-0027 (International) at least ten minutes before the call begins and ask for the AMERISAFE conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible through May 10, 2019. To access the replay, dial 855-859-2056 or 404-537-3406 and use the pass code 3471578#.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting http://www.amerisafe.com. To listen to the live call on the web, please visit the website at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call at http://www.amerisafe.com.

ABOUT AMERISAFE

AMERISAFE, Inc. is a specialty provider of workers’ compensation insurance focused on small to mid-sized employers engaged in hazardous industries, principally construction, trucking, logging and lumber, manufacturing, and agriculture. AMERISAFE actively markets workers’ compensation insurance in 27 states.

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FORWARD LOOKING STATEMENTS

Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” or similar words are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding AMERISAFE’s plans and performance. These statements are based on management’s estimates, assumptions and projections as of the date of this release and are not guarantees of future performance and include statements regarding management’s views and expectations of the workers’ compensation market, the Company’s growth opportunities, underwriting margins and actions by competitors. Actual results may differ materially from the results expressed or implied in these statements if the underlying assumptions prove to be incorrect or as the results of risks, uncertainties and other factors including the factors set forth in the Company’s filings with the Securities and Exchange Commission, including AMERISAFE’s Annual Report on Form 10-K for the year ended December 31, 2018. AMERISAFE cautions you not to place undue reliance on the forward-looking statements contained in this release. AMERISAFE does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

- Tables to Follow -

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(in thousands)

	Three Months Ended March 31,
	2019	2018
	(unaudited)
Revenues:
Gross premiums written	$93,107	$97,342
Ceded premiums written	(2,430)	(2,330)

Net premiums written	$90,677	$95,012

Net premiums earned	$84,948	$87,310
Net investment income	8,015	7,209
Net realized gains (losses) on investments	59	(31)
Net unrealized gains (losses) on equity securities	2,158	(390)
Fee and other income	10	77

Total revenues	95,190	94,175

Expenses:
Loss and loss adjustment expenses incurred	49,614	53,162
Underwriting and other operating costs	20,667	20,266
Policyholder dividends	1,100	1,333

Total expenses	71,381	74,761

Income before taxes	23,809	19,414
Income tax expense	4,409	3,245

Net income	$19,400	$16,169

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income (cont.)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018
	(unaudited)
Basic EPS:
Net income	$19,400	$16,169

Basic weighted average common shares	19,229,134	19,187,136
Basic earnings per share	$1.01	$0.84
Diluted EPS:
Net income	$19,400	$16,169

Diluted weighted average common shares:
Weighted average common shares	19,229,134	19,187,136
Stock options and restricted stock	68,902	75,101

Diluted weighted average common shares	19,298,036	19,262,237
Diluted earnings per share	$1.01	$0.84

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

	March 31, 2019	December 31, 2018
	(unaudited)
Assets
Investments	$1,161,633	$1,125,490
Cash and cash equivalents	34,895	40,344
Amounts recoverable from reinsurers	111,182	112,006
Premiums receivable, net	174,310	162,478
Deferred income taxes	20,057	21,852
Deferred policy acquisition costs	20,433	19,734
Other assets	36,472	34,027

	$1,558,982	$1,515,931

Liabilities and Shareholders’ Equity
Liabilities:
Reserves for loss and loss adjustment expenses	$800,580	$798,409
Unearned premiums	155,026	149,296
Insurance-related assessments	28,802	28,258
Other liabilities	144,169	130,206
Shareholders’ equity	430,405	409,762

Total liabilities and shareholders’ equity	$1,558,982	$1,515,931

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